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Exhibit 10.2


                              CONSULTING AGREEMENT

This Agreement is made as of March 1, 2006 between Asta Funding, Inc. (the "Company") and Herman Badillo, Esq., a non-independent director of the Company (the "Consultant"). The Consultant has extensive experience regarding matters related to the Company's business, and the Company seeks to benefit from the Consultant's expertise by retaining the Consultant. The Consultant wishes to perform consulting services for the Company. Accordingly, the Company and the Consultant agree as follows:

   1. Services

      a. The Consultant will provide advice and consulting services to the Company as requested with respect to various matters related to the Company's business.

      b. The Consultant is an independent contractor and not an employee of the Company, and the relationship between the Company and the Consultant shall not be deemed a partnership or joint venture.

   2. Compensation

      As full consideration for the consulting services provided by the Consultant, the Company shall pay to the Consultant the sum of $5,000.00 per month commencing March 1, 2006 with an initial payment of $15,000.00 upon execution of the agreement.

   3. Competition

      The Consultant represents to the Company that the Consultant does not have any agreement to provide consulting services to any other party, firm, or company on matters relating to the scope of this Agreement, and will not enter into any such agreement during the term of this Agreement.

   4. Confidentiality

      a. The Company may, from time to time, in connection with work contemplated under this Agreement, disclose to Consultant certain confidential or proprietary information ("Confidential Information"). Consultant agrees to use reasonable efforts to prevent the disclosure of any such Confidential Information to third parties. This obligation shall survive the termination of this Agreement.

      b. Confidential Information subject to paragraph 4(a) does not include information that (i) is or later becomes available to the public through no breach of this Agreement by the Consultant; (ii) is obtained by the Consultant from a third party who had the legal right to disclose the information to the Consultant; (iii) is already in the possession of the Consultant on the date this Agreement becomes effective; or (iv) is required to be disclosed by law, government regulation, or court order.

   5. Defense and Indemnification

      Consultant agrees to defend the Company against, and to indemnify and hold the Company harmless from, any claims or suits by a third party against the Company or any liabilities or judgments based thereon, arising from the Consultant's acts or omissions in the performance of this Agreement.

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   6. Term and Termination

      a. This Agreement shall be for a term of twelve (12) months, renewable upon reasonable terms and conditions as may be agreed upon by the Company and the Consultant.

      b. Termination of the Agreement under paragraph 6(a) above shall not affect the Company's obligation to pay for services previously performed by the Consultant or expenses reasonably incurred by the Consultant for which the Consultant is entitled to reimbursement under this Agreement.

   7. Miscellaneous

      a. This Agreement constitutes the entire agreement between the Company and the Consultant with respect to the subject matters of this Agreement, and this Agreement replaces any previous agreements and discussions between the Company and Consultant relating to the subject matters hereof. This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by any employee, officer, or representative of the Company, or by any written documents unless it is signed by an officer of the Company and by the Consultant.

      b. If any term or provision of this Agreement is determined to be invalid, contrary to, or prohibited under applicable laws or regulation of any jurisdiction, such term or provision shall not be enforced but the remainder of the Agreement shall be valid and enforceable.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first stated above.

                                          ASTA FUNDING, INC.

                                      By: /s/Gary Stern
                                          -------------------
                                          Gary Stern
                                          President & Chief Executive Officer

                                          HERMAN BADILLO, ESQ.

                                      By: /s/ Herman Badillo
                                          -------------------
                                          Herman Badillo, Esq.


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